Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS FIRST QUARTER FINANCIAL RESULTS

BOULDER, Colo. — April 30, 2013 — Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), today reported financial results for its first quarter ended March 31, 2013.

First quarter sales were $46.3 million, down 8% from sales of $50.2 million in last year’s first quarter, and a sequential decline of 12% from $52.5 million reported in last year’s fourth quarter.  Management’s prior forecasts called for a sales decline of 7% to 10% versus the first quarter last year.  First quarter gross margin was 28% versus 29% in the year-ago first quarter and 31% in the fourth quarter.

As previously reported, operating results for the first quarter reflect $3.0 million of non-recurring expenses associated with recent management retirements.  Consequently, DMC reported a first quarter loss from operations of $1.1 million versus income from operations of $4.1 million in last year’s first quarter and $4.5 million in the 2012 fourth quarter.

First quarter net income was $215,000, or $0.02 per diluted share, down from $2.4 million, or $0.18 per diluted share, in the year-ago first quarter, and net income of $2.9 million, or $0.21 per diluted share, in the fourth quarter.  Net income in the 2013 first quarter reflects a tax benefit of approximately $1.2 million, including a $908,000 benefit related to recently enacted federal tax legislation that was applicable to 2012, but could not be recognized until 2013.

Adjusted EBITDA during the first quarter was $3.3 million versus $8.1 million in last year’s first quarter and $9.1 million in the fourth quarter.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release, as well as a reconciliation of adjusted EBITDA to GAAP measures.

Explosive Metalworking

Nobelclad, the Company’s Explosive Metalworking business, reported sales of $26.2 million, down 5% from $27.5 million in the first quarter last year.  Operating income was $2.4 million versus $4.1 million in the same quarter a year ago.  Adjusted EBITDA was $3.9 million, versus $5.5 million in the comparable year-ago quarter.  The segment closed the quarter with an order backlog of $47.6 million, up from $46.4 million at the end of the fourth quarter.

Oilfield Products

Sales at DYNAenergetics, DMC’s Oilfield Products business, were $18.7 million, down 11% from $21.0 million in last year’s first quarter.  Last year’s first quarter results included approximately $2.5 million associated with an annual tender order from India.  DYNAenergetics expects to ship the full 2013 Indian tender order, valued at $3.2 million, during this year’s second quarter.  Operating income was $1.7 million versus $2.0 million in the first quarter last year, while adjusted EBITDA was $3.1 million versus $3.5 million in the 2012 first quarter.

AMK Welding

Sales at DMC’s AMK Welding segment were $1.4 million, down from $1.7 million in last year’s first quarter.  The decline reflects a continued pullback in ground power sales following a key customer’s decision to discontinue production of a gas-fired turbine platform.  AMK reported a loss from operations of $294,000 versus an operating loss of $87,000 in the 2012 first quarter.  Adjusted EBITDA was a negative $144,000 compared with adjusted EBITDA of $37,000 in last year’s first quarter.

Management Commentary

“First quarter sales came in near the high end of our forecast range, and we made important progress on many of our operational objectives during the quarter,” said Kevin Longe, president and CEO.  “Our Nobelclad team recently secured two large explosion welding orders it had been pursuing during the past several quarters.  The first came from the chemical industry, and relates to crystallizers and evaporating equipment that will be used in a large potash project in Saskatchewan.  The order was valued at $7.4 million and was included in our March 31, 2013 backlog.  The second, valued at more than $6.0 million, was received in April and involves upstream equipment for the Wheatstone natural gas project in Australia.”

“The global energy and chemical industries remain active, and we continue to track a broad range of international projects that could require Nobelclad’s technical solutions,” Longe added.  “We also believe there are significant longer-range opportunities percolating in the North American refining and chemical sectors.  Industry experts regularly comment on the growing need for maintenance and modernization spending in the domestic refining space; and we continue to believe Nobelclad will ultimately benefit from projects emerging from renewed investments in the U.S. chemical sector.”

Longe said DYNAenergetics’ new shaped charge plant in Blum, Texas, should be complete by the end of June, and production is expected to commence early in the third quarter.  “We also have strengthened the management team at DYNAenergetics with the recent appointment of John Biggs as vice president and general manager of the Americas.  John has an extensive background in the oil and gas products industry, and spent the past 10 years in leadership roles with GE Energy/Dresser, Inc.  He will be responsible for heading DYNAenergetics’ operations, sales and marketing efforts in Canada, the United States and South America.  John will report to Ian Grieves, who we recently appointed president and general manager of DYNAenergetics’ global operations.

“We also are working hard to strengthen the operations, financial performance and new business prospects at AMK.  We recently announced the appointment of Gary Klein as president of the business, and are excited about the opportunities he is pursuing.  Gary is a talented leader with broad engineering, manufacturing and operational experience.  He also is very familiar with AMK’s current customers and the end markets it is targeting.  We remain very confident in AMK’s future, and believe it will return to a position of growth in coming quarters.”

Guidance

Rick Santa, senior vice president and chief financial officer, said management is maintaining its prior 2013 full-year sales forecast, which anticipates an increase of 8% to 10% versus sales of $201.6 million reported in 2012.  In addition, the full-year gross margin forecast is unchanged at 27% to 29%.  DMC’s blended effective tax rate for the full-year is now projected to be in a range of 21% to 23% versus a prior forecast of 20% to 22%.  Excluding the impact of a previously discussed first quarter tax benefit, the blended effective tax rate for fiscal 2013 is now projected to be in a range of 26% to 28%.

For the second fiscal quarter, management anticipates sales will increase by 11% to 14% versus sales of $48.7 million in the second quarter of 2012.  Gross margin is expected to be in a range of 27% to 29%.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 877-407-8031 (201-689-8031 for international callers).  No passcode is necessary.  Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through May 7, 2013, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID # 413078.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and the company’s ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About Dynamic Materials Corporation

Based in Boulder, Colorado, Dynamic Materials Corporation serves a global network of customers in the energy, industrials and infrastructure markets through two core business segments — Nobelclad and DYNAenergetics — as well as a specialized industrial service provider, AMK Welding. The Nobelclad segment is the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. DYNAenergetics is an international manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. AMK Welding utilizes various specialized technologies to weld components for use in power-generation turbines, and commercial and military jet engines. For more information, visit the Company’s websites at http://www.dynamicmaterials.com and http://www.dynaenergetics.com.

Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for second quarter and full-year 2013 sales, margins, tax rates and tax benefits, expectations regarding our global growth and operational initiatives, Nobelclad sales opportunities, completion of the new DYNAenergetics shaped charge plant, new market opportunities at AMK and the other prospects we are pursuing at each of our three business segments.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute upon international growth opportunities; the success of planned senior leadership transition; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the annual report on Form 10-K for the year ended December 31, 2012.

DYNAMIC MATERIALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(Amounts in Thousands, Except Share and Per Share Data)

(unaudited)

	Three months ended
	March 31,
	2013	2012
NET SALES	$46,270	$50,212
COST OF PRODUCTS SOLD	33,551	35,835
Gross profit	12,719	14,377
COSTS AND EXPENSES:
General and administrative expenses	8,138	4,505
Selling and distribution expenses	4,051	4,190
Amortization of purchased intangible assets	1,585	1,544
Total costs and expenses	13,774	10,239
INCOME (LOSS) FROM OPERATIONS	(1,055)	4,138
OTHER INCOME (EXPENSE):
Other income (expense), net	296	(200)
Interest expense	(172)	(211)
Interest income	3	6
INCOME (LOSS) BEFORE INCOME TAXES AND NON-CONTROLLING INTEREST	(928)	3,733
INCOME TAX PROVISION (BENEFIT)	(1,171)	1,342
NET INCOME	243	2,391

Less: Net income (loss) attributable to non-controlling interest	28	(37)

NET INCOME ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$215	$2,428

INCOME PER SHARE:
Basic	$0.02	$0.18
Diluted	$0.02	$0.18

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,509,792	13,183,000
Diluted	13,513,797	13,190,193

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands)

	March 31,
	2013	December 31,
	(unaudited)	2012

ASSETS

Cash and cash equivalents	$8,174	$8,200
Accounts receivable, net	32,912	36,981
Inventory	46,862	48,320
Other current assets	7,606	7,165

Total current assets	95,554	100,666

Property, plant and equipment, net	56,263	53,976
Goodwill, net	36,125	37,431
Purchased intangible assets, net	39,428	41,958
Other long-term assets	1,637	1,400

Total assets	$229,007	$235,431

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$10,449	$11,281
Customer advances	1,383	1,363
Dividend payable	547	540
Accrued income taxes	295	406
Other current liabilities	8,623	9,742
Lines of credit	—	981
Current portion of long-term debt	64	65

Total current liabilities	21,361	24,378

Lines of credit	38,256	37,779
Long-term debt	37	55
Deferred tax liabilities	8,608	9,211
Other long-term liabilities	1,588	1,452
Stockholders’ equity	159,157	162,556

Total liabilities and stockholders’ equity	$229,007	$235,431

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(Amounts in Thousands)

(unaudited)

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$243	$2,391
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	1,417	1,367
Amortization of purchased intangible assets	1,585	1,544
Amortization of deferred debt issuance costs	25	35
Stock-based compensation	1,422	969
Deferred income tax benefit	(19)	(305)
Loss on disposal of property, plant and equipment	21	—
Change in working capital, net	1,596	732

Net cash provided by operating activities	6,290	6,733

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(4,453)	(2,633)
Acquisition of TRX Industries	—	(10,294)
Change in other non-current assets	45	116

Net cash used in investing activities	(4,408)	(12,811)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(202)	9,840
Payments on long-term debt	(16)	(1,127)
Payments on capital lease obligations	(13)	(24)
Payment of dividends	(540)	(535)
Tax impact of stock-based compensation	(890)	19

Net cash provided by (used in) financing activities	(1,661)	8,173

EFFECTS OF EXCHANGE RATES ON CASH	(247)	162

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(26)	2,257

CASH AND CASH EQUIVALENTS, beginning of the period	8,200	5,276

CASH AND CASH EQUIVALENTS, end of the period	$8,174	$7,533

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Amounts in thousands)

(unaudited)

	Three months ended
	March 31,
	2013	2012

Explosive Metalworking	$26,180	$27,533
Oilfield Products	18,655	20,974
AMK Welding	1,435	1,705

Net sales	$46,270	$50,212

Explosive Metalworking	$2,444	$4,099
Oilfield Products	1,723	2,046
AMK Welding	(294)	(87)
Unallocated expenses	(4,928)	(1,920)

Income (loss) from operations	$(1,055)	$4,138

	For the three months ended March 31, 2013
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total

Income (loss) from operations	$2,444	$1,723	$(294)	$(4,928)	$(1,055)
Adjustments:
Net income attributable to non-controlling interest	—	(28)	—	—	(28)
Stock-based compensation	—	—	—	1,422	1,422
Depreciation	929	338	150		1,417
Amortization of purchased intangibles	527	1,058	—	—	1,585

Adjusted EBITDA	$3,900	$3,091	$(144)	$(3,506)	$3,341

	For the three months ended March 31, 2012
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total

Income (loss) from operations	$4,099	$2,046	$(87)	$(1,920)	$4,138
Adjustments:
Net loss attributable to non-controlling interest	—	37	—	—	37
Stock-based compensation	—	—	—	969	969
Depreciation	879	364	124	—	1,367
Amortization of purchased intangibles	523	1,021	—	—	1,544

Adjusted EBITDA	$5,501	$3,468	$37	$(951)	$8,055

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Amounts in thousands)

(unaudited)

	Three months ended
	March 31,
	2013	2012

Net income attributable to DMC	$215	$2,428
Interest expense	172	211
Interest income	(3)	(6)
Provision for income taxes	(1,171)	1,342
Depreciation	1,417	1,367
Amortization of purchased intangible assets	1,585	1,544

EBITDA	2,215	6,886
Stock-based compensation	1,422	969
Other (income) expense, net	(296)	200

Adjusted EBITDA	$3,341	$8,055